EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159159, 333-183488, 333-198674 and 333-220186 and 333-257413 on Form S-8 and Registration Statement Nos. 333-215672, 333-239669 and 333-259326 on Form S-3 of our report dated March 10, 2022, relating to the consolidated financial statements of Harrow Health, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Harrow Health, Inc. for the year ended December 31, 2021.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 10, 2022